[This document has been translated from Chinese to English]

Loan Agreement

Agreement No.: Jian Shan Ying Wei Dai (2011) No.001
Loan Type: Institutional Loan

Borrower (“Party A”): Xi’an Xinxing Real Estate Development Co., Ltd.
Address: No.9, Baqiao South Road, Baqiao District, Xi’an
Zip Code: 710054
Telephone: 029-82582640
Facsimile: 029-82582640
Legal Representative (Principal): Pingji Lu

Entrusted Lender (“Party B”): Tianjin Cube Xinde Equity Investment Fund Partnership (Limited Partnership)
Address: Room J314, 3/F, No,6 Building, Coastal Financial Street, No.52, Xincheng West Road, Development Zone, Tianjin.
Zip Code: 300475
Telephone: 13911050265
Facsimile: +85225258003
Legal Representative (Principal): Ruifeng Dai

Agent (“Party C”): China Construction Bank Corporation Shaanxi Branch
Address: No. 38, Guangji South Street, Xi’an
Zip Code: 710002
Telephone: 029-87606682
Facsimile: 029-87606694
Principal: Binzhou Cui

Upon the application of Party A, Party B authorizes Party C to provide an Loan to Party A.  Party A, Party B and Party C, upon mutual discussion and negotiation, have reached the agreement, to jointly abide by and perform this agreement (the “Agreement”).

Terms

Article 1:  Loan Amount

1.	Party B authorizes Party C to provide Party A the Loan in the amount of RMB 49,721,706.86 Yuan (the “Loan”).

Article 2:  Loan Purpose

1.
Party A shall use the Loan for the BT cooperation project between its affiliated company, namely the Xi’an Xindadi Technology Development Co., Ltd. and the Baqiao District Government. Party B hereby warrants such usage complies with the relevant state laws, regulations, rules and policies. Without the consent of Party B and informing Party C in writing, Party A shall not change the purpose of the Loan.

Article 3:  Term of the Loan

1.
The term of the Loan hereunder shall be twelve (12) months (the “Term”), from January 28, 2011 (the “Commencement Date”) to January 27, 2012 (the “Maturity Date”).  Party B shall have the authority to decide to grant Party A an extension of no more than six (6) months.

2.
If the Commencement Date of the Term hereunder is inconsistent with the Loan transfer certificate (the “Loan Receipt”), the actual provision date recorded on the first Loan Receipt shall prevail, and the Maturity Date of the Loan stipulated in Clause 1 of this Article shall be adjusted accordingly. The Loan Receipt shall constitute a part of this Agreement and shall have the same legal effect as this Agreement.

Article 4:  Interest Rate, Calculation and Settlement of the Loan

1.	The interest rate of the Loan hereunder shall be a fixed annual interest rate of 9.6% (the “Interest Rate”).

2.
The interest calculation and settlement methods of the Loan hereunder shall be calculated monthly and assuming 360 days per year based on the actual drawing amount and the occupation days as of the drawing day. When repaying the Loan in advanced or repaying in accordance with the redemption schedule hereof, the interest shall be repaid with the principal.

Article 5:  Deposition of the Entrusted Fund and the Provision of the Loan

1.
Party B shall deposit the full Loan amount with Party C before the provision date provided in the Loan provision notice (the “Entrusted Fund”).  The Loan fund account (the “Loan Account”) hereunder shall not be the deposit account of Party B at Party C. The balance of the Loan Account is not the deposit balance of Party B at Party C. The Loan Account is opened solely for internal accounting arrangement purposes, and the balance of which shall not be calculated and shall not receive interest.

2.	The prerequisites for the provision of the Loan:

(1)	Party C has received the Entrusted Funds and such funds is not frozen and deducted by the competent organs;

(2)	Party C has received the Loan provision notice of Party B;

(3)	Where the Loan hereunder is foreign currency, Party A has opened a foreign exchange deposit account;

(4)	Party A and Party B have not violated any provisions hereunder; and

(5)	Other requirements: (reserved)

3.
If the Entrusted Fund actually deposited by Party B is less than the agreed Loan amount, Party C has the right to refuse to provide the Loan to Party A.  Provided that Party B instructs Party A to accept the Loan in compliance with the actual deposited fund in the Loan provision notice, Party C may provide according to the actual deposited fund and Party A shall not file an opposition to such provision.

4.	The Loan shall be provided in a lump sum.

5.
In the event that Party C does not provide the Loan in compliance with the provisions hereunder due to Party A, Party B shall assume the responsibility to Party A solely and independently, and Party C shall not be held liable.

Article 6:  Guarantee of the Loan

1.	The guarantee manner to be adopted for the Loan hereunder (the “Guarantee”) shall be item (2) below:

(1)	Party B enters a guarantee agreement by itself;

(2)	Party B entrusts Party C to enter a guarantee agreement in the name of Party C;

(3)	Provide the Junjingyuan Phase II commercial estate under the title of Xi’an Xinxing Real Estate Development Co, Ltd.

2.	If the Guarantee needs to be registered, Party B shall register it. Party C may file on behalf of Party B should Party C agree.

3.
Even if the guarantee agreement is entered in the name of Party C, even if the Guarantee is registered with Party C as the guaranteed party, Party C shall only serve as the agent, and all the Guarantee rights and interests and relevant liabilities and risks shall reside with Party B.

4.	Unless Party B and Party C have reached a written agreement otherwise, Party B shall be obliged to supervise the Guarantee and the collateral thereunder.

5.
In the event that Party B loses its Guarantee rights and interests and suffers damage as a result of the fault of Party C, Party C shall compensate the direct damages according to the extent of its fault. However, the compensation liability of Party C shall not exceed the value that will be inevitably realized had the Guarantee rights and interests not been lost.

Article 7:  Repayment

1.	Repayment of Principal

(1)
Unless Party A and Party B have reach a written agreement separately and give a written notice to Party C, repayment by Party A under this Agreement shall be in accordance with the principle of “interest first, principal follows and interest shall be paid off with principal simultaneously”.

2.	Repayment of Interest

(1)
Party A shall pay matured interest to Party B through Party C on the settlement date. The first payment date shall be the first settlement date after the issuance of the Loan. After the last payment of the Loan is made, the interest shall be paid off with principal simultaneously.

3.	Repayment of Principal

(1)	Party A shall make payments of principal according to the following schedule:

a.	Make a one-time repayment of the Loan principal on the aforementioned Maturity Date of the Loan, or make a pre-payment according to the specific requirements of the Lender.

(2)	If any adjustment on the above repayment, Party A and Party B shall form a written agreement separately and give a written notice to Party C.

4.	Repayment Method

(1)
Party A shall, before the repayment date and interest payment date as agreed upon under this Agreement, reserve enough amount on the account set up by Party C for the current payment and voluntarily make repayment transfer (Party C also is entitled to make repayment from this account), or make repayment transfer from other accounts.

5.	Early Repayment

(1)	Given that both Party A and Party B agree and give written notice to Party C, Party A can make early repayment on part of or all of the principal and interest of the Loan.

(2)	Early repayment by Party A shall be made in accordance with the actual Loan period and the Loan interest agreed by this Agreement to calculate the total interest.

(3)
When Party A’s repayment is made by installments, if early repayment on part of principal is to be made, it shall be made according to the opposite order of installment schedule. After the early payment, the Loan balance shall be paid in accordance with the Interest Rate as agreed under this Agreement.

(4)	Party C shall not refund the handling fee of the Loans if early repayment is made.

6.	Repayment Transfer

(1)
All the repayments by Party A shall be made to Party B through Party C, and not directly to Party B.  Party C shall promptly notify Party B upon any received repayment from Party A.  If Party B receives direct repayment from Party A, it shall notify Party C immediately, and return the amount to Party C, who shall enter such amount into the account according to the regular repayment procedure.

(2)
If Party A or Party B breaches the above agreed arrangement, leading to the Party C’s inability to handle the account or to perform the duty of withholding and payment of taxes promptly and accurately, the liabilities resulted thereof shall be held jointly by Party A and Party B.

7.	Repayment Principle when Multiple Current Payments Due

(1)
Among the Loans due, if there is the Loan from Party B to Party A through the entrustment of Party C, and there is self-arranged loan from Party C to Party A directly, and Party A does not clearly indicate for which loan the repayment is designated, the repayment shall go to the self-arranged loan first, Party C also is entitled to make repayment from Party A’s account with Party C to make repayment to Party C’s self-arranged loan first.

(2)
If multiple loans from Party B to Party A through the entrustment of Party C are due, and Party A did not clearly indicate for which loan the repayment is designated, Party C shall determine the order of payment.

Article 8:  Withholding and Payment of Business Tax and Other Taxes

1.
If Party A and Party B shall pay business taxes and other taxes on the Loan activities according to the relevant laws and regulations, Party A and Party B shall report and pay on their own initiative.  Party C does not have the responsibility to withhold such tax and make such payments.

Article 9:  Handling fee and other Fees.

1.	Handling fee under this Agreement shall be made as agreed upon under item (1) as below:

(1)	Paid by Party A

(2)	Paid by Party B

(3)	______% paid by Party A, _______% paid by Party B.

2.
The paying party shall pay to Party C the handling fee of the Loan sufficiently and on time, despite whether Party A has made repayment of the Loan principal and interest on schedule or regardless of other breaches.  If the Loan between Party A and Party B or the entrustment between Party B and Party C is deemed invalid, the handling fees collected by Party C shall not be returned, and the paying party shall take the responsibility of paying the balance of the handling fee that has not been paid.

3.	Payment Standard, Payment Schedule, and Payment Method of the Handling Fee:

(1)	Party A shall pay Party C a handling fee based on annual interest of 0.15%, Party A shall make a one-time payment of handling fee to Party B on the issuance date of the Loans.

4.
If the paying party of the handling fee does not make payment according to the above arrangements, for everyday over due, Party C has right to collect penalty based on 0.005% of the handling fee, and to draw the above penalty and handing charge from any of the account in any currency that Party A or Party B have with Party C, or from the repayment amount of the principal or interest.

5.
Any fees for attorney service, insurance, appraisal, registration, safe-keeping, verification, notarization under this Agreement and relevant to the warranties under this Agreement, shall be undertaken by Party A.

(1)
Party C shall not undertake any charges or fees under this Agreement.  If Party C advanced any payments under this Agreement (including but not limited to litigation fees, attorney fees, registration fees, notarization fees, announcement fees, etc), Party A shall reimburse Party C in ten (10) working days after receiving written notice from Party C, otherwise Party C can charge the same amount on Party A’s or Party B’s account with Party C.

6.	Party A and Party B shall be held jointly liable for obligations to Party C under this Agreement.

Article 10:  Party A’s Rights and Obligations

1.	Party A’s Rights:

(1)	Party A is entitled to demand Party B to notify Party C to issue the Loan as agreed upon under this Agreement.

(2)	Party A is entitled to use this Loan according to the purpose as agreed upon under this Agreement.

(3)
Given compliance with the rules stipulated by Party B, Party A is entitled to make a loan-extension application, and after obtaining consent from Party B and Party C, the three parties shall form an extension agreement.

(4)	Party A is entitled to demand Party B and Party C keep confidential the materials submitted by Party A, unless the laws, regulations, and this Agreement require otherwise.

(5)
Party A is entitled to refuse the solicitation of bribes by employees of Party B or Party C, and to report to the relevant regulatory agencies about such acts or any other illegal acts by Party B and Party C.

2.	Party A’s obligations:

(1)
Party A shall make use of the Loan for the purpose specified under this Agreement, without diversion and misappropriation of the Loan, diligently coordinate with Party B on the verification and monitoring of the use of the Loan under this Agreement, provide to Party B the financial accounting materials, production and operating materials, as well as any other related materials and information, and guarantee that all the materials and information provided are true, complete and valid.

(2)	Upon the occurance of any of the following, Party A shall immediately give written notice to Party B:

a.
Act as a contractor, trust (takeover), lease, shareholding reformation, investment, joint operation, merger, consolidation, acquisition, reorganization, division, equity joint venture, application for suspension of operation for rectification, application for dissolution, application for bankruptcy (or forced), change of the shareholders or actual controllers, major asset transfer, ceasation of production, ceasation of operations, heavy penalty by authorities, de-registration, revocation of business license, major legal disputes, severe difficulties in production and operation, deterioration of the financial circumstances, non-performance of the legal person and executives.

b.
If Party A changes its name, legal person (executive), address, business scope, registered capital or articles of association or any other items contained in the registration with the Administration for Industry and Commerce changed.

(3)	Any other obligations as agreed upon under this Agreement.

Article 11:  Party B’s Rights and Obligations

1.	Party B, as the Lender of this Agreement, shall enjoy all of the entitlements and benefits as the Lender, and undertake all relevant obligations, liabilities and risks that the Lender shall undertake.

2.
Party B shall independently inspect the feasibility of the Loan and compliance with the laws and regulations, the credit, repayment abilities, performance abilities of Party A and/or the guarantor, make its independent judgments, and independently undertake the risk of failure to recall the Loan on schedule and in full amount.

3.
After the issuance of the Loan amount, Party B shall keep monitoring Party A’s use of the Loan, pay close attention to the operation, financial situation and repayment abilities of Party A, adopt immediate and proper measures when anything happens to Party A that may affect the realization of the Lender’s rights. Party B shall understand and agree that Party C does not have any of the above obligations.

4.
Regardless of the repayment by Party A of the principal and interest on the Loan, and any existence of breach or illegal acts, or the invalidity of the Loan, Party B’s obligation to Party C under this Agreement shall not be affected.

5.
Party B is entitled to inspect and monitor the use of the Loan by Party A, and to demand Party A to provide the financial accounting materials, production and operating materials, and keep confidential of the above materials, unless the laws and regulations, or authorities require otherwise.

6.
After the due date of the Loan, Party B shall, as necessary, collect promptly, institute legal proceedings against Party A and guarantors promptly, apply for execution, apply for creditor’s right in bankruptcy proceedings and adopt any other remedial measures permitted by the law, and not demand Party C to undertake the liability on the basis that Party C has an obligation to assist with recalling of the Loan.

7.
The instructions from Party B to Party C shall be timely, explicit, complete and consistent, in accordance with the law and the terms of this Agreement, otherwise Party C is entitled to refuse performing, and any consequences resulting therefrom shall be born by Party B. Any legal consequences resulted from the performance by Party C of Party B’s instructions shall be born by Party B.

8.
Party B shall not demand Party C  issue any deposit certificate on the entrusted amount. Even if Party C has issued deposit certificate on the entrusted amount in any form, Party B shall not transfer or pledge the certificate or make any disposition, and Party B shall return the said certificate to Party C before Party C issued to Loan to Party A, and Party B shall not demand Party C to pay or undertake any legal obligations based upon the deposit certificate.

9.	Any other rights and obligations by Party B as agreed upon under this Agreement.

Article 12:  Party C’s Rights and Obligations

1.	Party C shall assist Party B with monitoring Party A’s use of Loan as agreed upon under this Agreement.

Assist with monitoring shall mean that, Party C shall provide to Party B the monthly account statements when Party B issues each portion of the Loan to Party A’s account with Party C from the setup date of the account.

2.	Party C is entitled to report any of Party A’s information on the Loan to Party B, as well as information on Party A’s savings, Loan, and balance with Party C to Party B.

3.	Party C shall not be responsible for any disputes between or illegal acts of Party A and Party B.

4.
If Party A cannot repay the Loan on time and in full, and Party C has paid the damages to Party B based upon the court judgments or arbitration results, Party B’s rights to Party A and the guarantors shall be fully transferred to Party C, Party A shall not object to the above rights transfer, and shall promise to perform the obligations and responsibilities to Party C after the receipt of written notice by Party C.

5.	Party C shall assist Party B to recall the Loans according to the following schedule:

(1)	Before the principal due date (including the principal due dates of the installments):

a.
Party C shall calculate the interest on the Loans as agreed upon under this Agreement. After each payment by Party A, Party C shall finish the account handling, and report to Party B the payment amount by Party A, payment time and the balance of the Loan, Party B shall promptly verify such information after receiving the report from Party C.  If any doubts or disputes on the reported account information arise, Party B shall notify Party C in written form within five (5) business days after receiving such report, if Party B does not raise the a dispute as agreed above, resulting in losses by Party B or Party A, Party C shall not be held responsible for such losses. If Party A does not make interest payments on time on the interest payment date, Party C shall notify Party B in written form.

(2)	After the principal of the Loan is due

a.
After the principal of the Loan is due, Party A shall make repayments in full and on time, Party C shall enter the repayment into account according to the regular repayment procedure and notify Party B. If Party A does not make full repayment of the principal on time, Party C shall give a written notification to Party B about such overdue amount, and make collection efforts once within one (1) month. Party C shall only issue a written notice of collection to the supplied information of recipient name, address or phone (fax), and it shall be deemed that Party C has performed the obligation of assisting with the recalling of overdue Loan.

b.
After the principal becomes due, if Party B still wishes to entrust Party C to continue assisting with the Loan collection, it shall sign a written entrustment agreement separately with Party C. If both parties have not signed a written entrustment agreement within one (1) month after the principal due date, all the obligations of Party C under this Agreement shall be automatically terminated, Party C is entitled to verify and write off the related account of the Loan under this Agreement.

(3)	The obligation of Party C to assist Party B with Loan collection is limited to the agreement of this Article.

6.
Party C is neither obligated to participate in any related litigation proceedings, arbitration, bankruptcy procedures with the entrustment and its grantee, nor obligated to dispose the repayment assets for Party B.

Article 13:  Liabilities for Breach of Agreement

1.	Breaching by Party A and its Liabilities

(1)	Breach by Party A includes:

a.	Any agreement made breaching this Agreement;

b.	In the opinion of Party B, any circumstances that affects the realization of the Lender’s rights.

(2)	Liabilities for Party A’s breach

If any of the above breach, Party B shall adopt any of the following remedial measures:

a.	To demand Party A to rectify such breach within a limited period;

b.	To notify Party C to temporarily stop the issuance of the unpaid portion of the Loan;

c.	To collect penalty interest as agreed upon under this Agreement (if any);

d.	To announce the immediate maturity of the principal and interest of the Loan, and to demand the immediate repayment by Party A; or

e.	Any other remedial measures permitted by the law.

2.	Breach by Party B and its Liabilities

(1)	Breaches by Party B include:

a.	Not transfering the full payment to Party C on time; or any other circumstances of Party B that have resulted the inability to issue the Loan on time as agreed upon under this Agreement;

b.	The source of the Loan is illegal or not in compliance with the regulations, or Party B’s representations and warranties under this Agreement are untrue, incomplete or inaccurate;

c.	Party B did not pay sufficient handling fee fees on time to Party C as agreed upon under this Agreement.

d.	Party B has violated any other agreed upon arrangements under this Agreement.

(2)	Liabilities for Party B’s Breach

a.	For Party B’s breach, Party A is entitled to demand Party B to rectify within a limited period, pay damages and/or adopt any other remedial measures.

b.	Party C is entitled to adopt one or more of the following remedial measures:

i.	To demand Party B to rectify the breach within a limited time;

ii.	To refuse handling the Loan business for Party B;

iii.	To charge the handling fee owned by Party B directly on Party B’s account;

iv.	To demand Party B to pay damages;

v.	To remove the entrustment relation between Party B and Party C; and

vi.	Any other remedial measures permitted by the law.

3.	Breach by Party C and its Responsibilities:

(1)
Party B shall make payment transfer of the Loan amount to Party C as agreed upon under this Agreement, if Party C delays the issuance of Loan to Party A, Party B is entitled to demand Party C to issue immediately.

(2)
If Party C does not perform the obligation of assisting with the recalling of the Loan as agreed upon under this Agreement, which leads to the inability of Party B to recall the principal and interest of the Loan on time, and Party B is not at fault, Party C shall be held responsible for any direct losses of Party B according to the extent of its fault.

Article 14:  Representations and Warranties

1.	Party A makes the following representations and warranties:

(1)	Party A has read all the terms of this Agreement, and acknowledges the meaning of the terms of this Agreement and understands the relevant legal consequences;

(2)
The obligations signed and performed under this Agreement are in accordance with the laws, regulations, rules, articles of associations or internal organizational documents of Party A, and obtained the approval of company’s internal organ of authority and/or governing body.

(3)
The use of the Loans under this Agreement is legal and in compliance with relevant laws and regulations, if it is used for a program that needs approval, such approval has already been obtained from the relevant governing body.

2.	Party B makes the following representations and warranties:

(1)	Having the legal qualification to entrust a third party to issue loans;

(2)	The sources of the entrusted fund are legal, and not credit funds, public funds saved under personal name, or any funds prohibited by laws, regulations or rules to be issued as loans.

(3)	Having the right of disposition to the entrusted fund, and obtained the approval from the governing body.

(4)
Handling the Loan is not for the purpose of violating or avoiding the state laws, regulations, rules or any administrative measures, or damaging the legal benefits of the state, the collective or any third parties.

Article 15:  Other Terms

1.	Charge of the Payables

(1)
As to all the payables by Party A or Party B to Party C under this Agreement, Party C is entitled to charge the respective amount in RMB or in any other currencies on the accounts set up by Party A or Party B in the China Construction Bank system without advance notification. If the foreign exchange settlement and sell procedures must be handled, Party A or Party B is obligated to assist Party C.  The risk of exchange rate shall be born by Party A or Party B.

2.	Effectiveness of the Recorded Evidence by Party C

(1)
Unless there is true and clear opposite evidence, Party C’s internal account records about the principal, interest, fees and repayment records, invoices, evidences incurred from the withdrawal, repayment, interest payment and other business transactions by Party A unilaterally produced or kept by Party B, and the records and evidences of Party C’s collection efforts, shall constitute valid proof for the debt relation between Party B and Party A and evidences of Party C’s performance of obligations, and as such Party A and Party B hereby agree not raise any doubt or objections.

3.	Assignment and Succession of this Agreement

(1)	If Party A assigns of rights and obligations under this Agreement, it must obtain the written consent from Party B and Party C.

(2)	If Party B assigns the rights and obligations under this Agreement, it must obtain the written consent from Party C.

(3)
If Party C assigns the rights and obligations under this Agreement, it must obtain the written consent from Party B. However, if merger, division, establishment of subsidiaries and the adjustment of the institutional and business functions of the China Construction Bank Co.Ltd. have occurred, and Party A and Party B are notified through letters and telegrams or media release, Party C’s rights and obligations under this Agreement can be assigned to a third party or succeeded by a third party, however, the third party shall possess the legal qualification of engaging in Loan entrustment business.

4.	Consequences of Nullification and Revocation of this Agreement

(1)	If the Loan and entrustment shall be declared as null and revocable, it shall be dealt with according to the following arrangements:

a.	If the entrustment between Party B and Party C is valid, and the Loan is invalid and revocable between Party A and Party B, Party C shall not be held legally responsible, and

i.	If Party C has not delivered the entrusted fund to Party A, Party C shall return the entrusted fund back to Party B without paying any interest;

ii.	If Party C has delivered the entrusted fund to Party A, Party B shall demand Party A return the entrusted fund directly, and as to the loss incurred by Party B, Party C shall not be held responsible;

iii.	If a third party’s loss occurs, Party A and Party B shall share the legal responsibilities according to their respective fault, and Party C shall not be held responsible.

b.	If the entrustment is null and revocable, but the Loan is valid, the following arrangements apply:

i.	If Party C has not delivered the entrusted fund to Party A, Party C shall return the entrusted amount back to Party B without paying interest;

ii.
If Party C has delivered the entrusted fund to Party A, Party A and Party B shall negotiate the disposition of the entrusted fund according to relevant laws and regulations, and Party C shall not be held legally responsible;

c.	If the entrustment is null and revocable, and the Loan is null and revocable, the following arrangements apply:

i.	If Party C has not delivered the entrusted fund to Party A, then Party C shall return the entrusted fund to Party B without paying interest;

ii.	If Party C has delivered the entrusted fund to Party A, then Party B shall demand Party A to return the entrusted fund directly, Party C shall not be responsible for any losses incurred by Party B;

iii.	If a third party’s loss occurs, Party A and Party B shall share the legal responsibilities according to their respective fault, and Party C shall not be held responsible.

5.
Party B shall inspect and monitor Party A and obtain information about Party A through other channels by itself, not relying on Party C.  Party C shall decide by itself to report any known information about Party A, but Party C shall not be responsible for the promptness, truthfulness, completeness, accuracy and validity of the reported information.

6.
If any changes have been made to the mailing address or any other way of contacts by any party, such party shall notify other parties of the change and shall be responsible for the losses incurred by untimely notification of the change.

7.
The rights granted to Party C under this Agreement and according to relevant laws shall not be interpreted as Party C’s obligations, if Party C has not exercised or gives up the exercise, Party A and Party B shall not demand Party C to undertake any legal obligations for this reason.

8.	The documents or notes of the Loan issuance notification and confirmation and any other documents notes related to this Agreement shall constitute a valid part of this Agreement.

9.	This Agreement is executed in Six copies.

10.	Other terms agreed by both parties:

(reserved)

11.	Dispute Resolution

Any dispute occurred during the implementation of this Agreement shall be resolved through negotiation, if negotiation shall not do, it shall be resolved according to item (1) of the following:

(1)	File a lawsuit in the people’s court of Party C’s resident location.

(2)
Submit to the ________arbitration committee (the arbitration location shall be _____). And the arbitration shall proceed according to the currently effective arbitration principals at the time of submission. The result of arbitration shall be final and binding on both parties.

During the period of litigation or arbitration, terms under this Agreement that are irrelevant to the disputed part shall be performed accordingly.

12.	Effectiveness of the Agreement

(1)
This Agreement shall be signed and sealed (if Party A or Party B is a natural person then sign only) by legal representatives (the responsible personnel), and the responsible personnel of Party C (or authorized agent) to become effective.

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Party A (Seal): Xi'an Xinxing Real Estate Development Co.,
Ltd.

Legal Representative (the responsible person)

or authorized agent (signature):	/s/ Pingji Lu

2011 Year 01 Month 31 Day

Party B (seal) : Tianjin Cube Xinde Equity Investment Fund
Partnership (Limited Partnership)

Legal Representative (the responsible person)

or authorized agent (signature):	/s/ Ruifeng Dai

2011 Year 01 Month 31 Day

Party C (Seal) : China Construction Bank Corporation
Shaanxi Branch

Legal Representative (the responsible person)

or authorized agent (signature):	/s/ Binzhou Cui

2011 Year 01 Month 31 Day